EXHIBIT 10.2

                                 FIRST AMENDMENT
                                     TO THE
                             ESSEX SAVINGS BANK, FSB
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


         THIS FIRST AMENDMENT to the Essex Savings Bank, FSB Supplemental Executive Retirement Plan ("Plan") is made as of the first day of May, 1997.

         WHEREAS, Essex Savings Bank, FSB (the "Bank") maintains the Essex Savings Bank, FSB Supplemental Executive Retirement Plan (the "Plan") for the benefit of certain of its executive employees; and

         WHEREAS, it is necessary and desirable to amend the Plan in certain respects; and

         WHEREAS, the Bank has reserved the right to amend the Plan from time to time.

         NOW, THEREFORE, the Plan is hereby amended effective May 1, 1997 as follows:

         1. Article II, the definition of "Compensation," is amended to add the following sentence at the end thereof:

         Notwithstanding the foregoing, in determining a Member's Compensation for any plan year ending on or after December 31, 1996, any reduction in the Member's base salary below the rate of base salary in effect on May 1, 1997 shall be disregarded such that the Member's Compensation shall take into account the amount of base salary that the Member otherwise would have received but for the post-May 1, 1997 reduction in base salary.

         2. Except as provided above, the Plan shall continue in accordance with its original terms.

         IN TESTIMONY WHEREOF, the Bank has caused this amendment to be executed by its duly authorized officer this 5th day of June, 1997.

                                   ESSEX SAVINGS BANK, FSB



                                   By:  /s/ Gene D. Ross
                                          Its:  Chairman/President/CEO